Exhibit 10.18

合同

CONTRACT

合同编号：YX2026061001
签约地点：香港
签约日期：2026年6月10日
Contract No.: YX2026061001
Place of Signing: Hong Kong
Date: June 10, 2026

卖方 / SELLER

香港毅昌投资有限公司
YICHANG HOLDING CO., LTD
地址 / Address: [*]

买方 / BUYER

浩佳国际贸易有限公司
SUPER INTERNATIONAL TRADING LIMITED
地址 / Address: Room 1007, 10/F., Heng Ngai Jewelry Centre, 4 Hok Yuen Street East, Hung Hom, Hong Kong, China

卖方同意出售、买方同意购买本合同所列货物，双方经协商一致，订立本合同并同意遵守以下条款。

Seller agrees to sell and Buyer agrees to purchase the Goods described herein, subject to the following terms and conditions agreed by the Parties.

1. 货物 / GOODS

本合同项下货物为三台沃尔沃挖掘机，型号为 EC500ELHBC4。每台设备的车架号、发动机号、生产年份及其他识别信息详见本合同附件A。附件A构成本合同不可分割的一部分。

The Goods under this Contract consist of three Volvo excavators, Model EC500ELHBC4. The chassis number, engine number, year of manufacture and other identifying information of each unit are set forth in Annex A, which forms an integral part of this Contract.

2. 合同总价 / CONTRACT PRICE

本合同项下货物总价为650,000.00美元。除双方另有书面约定外，本合同价格不包括货物后续提取、装卸、运输、出口、进口、报关、关税、保险及其他相关费用。

The total Contract Price for the Goods is United States Dollars Six Hundred Fifty Thousand Only (USD 650,000.00). Unless otherwise agreed in writing, the Contract Price does not include costs associated with subsequent collection, loading, transportation, export, import, customs clearance, duties, insurance or other related expenses.

3. 付款条件 / PAYMENT TERMS

买方应通过电汇方式向卖方支付合同总价的100%作为预付款。只有当全部合同价款以不可撤销且可立即使用的资金实际贷记至卖方指定银行账户时，方视为卖方收到付款。银行汇款凭证、付款指令或其他付款证明本身不构成卖方收到付款。

所有汇款、中间行及其他银行手续费均由买方承担，卖方应净收到完整合同金额650,000.00美元。

卖方银行账户：
Bank: [*]
SWIFT: [*]
Bank Code: [*]
Account Name: [*]
A/C No.: [*]

Buyer shall pay 100% of the Contract Price in advance by T/T to Seller's designated bank account. Payment shall be deemed received only when the full Contract Price has been irrevocably credited to Seller's designated bank account in immediately available funds. A wire confirmation, payment instruction or other evidence of payment shall not, by itself, constitute receipt of payment by Seller. All remittance, intermediary bank and other banking charges shall be borne by Buyer so that Seller receives the full Contract Price of USD 650,000.00 net of all such charges.

4. 货物状态及存放 / AVAILABILITY AND STORAGE

本合同项下货物均为现货，并于本合同签署时存放于卖方指定的中国境内仓库。买方付款后，货物可继续存放于卖方指定的仓库。货物继续存放于仓库的事实不影响本合同项下已经完成的交付、货物所有权转移或风险转移。

The Goods are in stock and, as of the date of this Contract, are stored at a warehouse in China designated by Seller. Following Buyer's payment, the Goods may remain stored at the warehouse designated by Seller. Continued physical storage of the Goods at such warehouse shall not affect or postpone completion of delivery or transfer of title or risk under this Contract.

5. 交货、货权及风险转移 / DELIVERY, TITLE AND RISK

双方明确同意，卖方实际收到全部合同价款时，本合同项下货物即视为完成交付并由买方接受。与此同时，货物的全部所有权以及货物灭失、损坏、盗窃或其他风险均立即转移至买方。货物无需实际搬离仓库、装车、运输或出口，亦无需进行其他形式的实物交付，即可完成上述交付以及货权和风险转移。货权转移后，货物继续存放于原仓库期间，该等货物应视为买方所有并为买方利益继续保管。

The Parties expressly agree that delivery of the Goods shall be deemed completed and accepted by Buyer immediately upon Seller's actual receipt of the full Contract Price. At such time, full legal and beneficial title to the Goods and all risk of loss, damage, theft or other casualty shall immediately pass to Buyer. Physical removal, loading, transportation or export of the Goods, or any other form of physical delivery, shall not be required to complete delivery or the transfer of title and risk. Following transfer of title, any continued storage of the Goods at the existing warehouse shall constitute storage of Buyer's property for and on behalf of Buyer.

6. 验货及接受 / INSPECTION AND ACCEPTANCE

买方在付款前有权自行或委托独立第三方对货物进行检查、核实和验货，相关费用由买方承担。如买方未进行验货而选择支付合同价款，则视为买方自愿放弃付款前验货权。除双方另有书面约定外，买方支付全部合同价款即构成买方对货物身份、数量及付款时可合理观察到的货物状况的接受。

Prior to payment, Buyer shall have the right, at its own cost, to inspect and verify the Goods directly or through an independent third-party inspector designated by Buyer. If Buyer elects to make payment without conducting such inspection, Buyer shall be deemed to have voluntarily waived its right to pre-delivery inspection. Except as otherwise expressly agreed in writing, payment of the full Contract Price shall constitute Buyer's acceptance of the identity, quantity and reasonably apparent condition of the Goods at the time of payment.

7. 货物状况及保证 / CONDITION AND WARRANTY

除本合同另有明确规定外，货物按照付款时的实际状态及所在地出售。在适用法律允许的最大范围内，卖方不对货物作出本合同未明确列明的其他明示或默示保证，包括但不限于对适销性、特定用途适用性或货物未来运行状况的保证。卖方保

证，在货物所有权转移时，卖方拥有出售及转让货物的合法权利；除已向买方书面披露的情况外，货物不存在卖方设立或知悉的未披露抵押、质押或其他权利负担。

Except as expressly provided otherwise in this Contract, the Goods are sold on an AS IS, WHERE IS basis in their condition existing at the time of Buyer's payment. To the fullest extent permitted by applicable law, Seller makes no representation or warranty, express or implied, not expressly stated in this Contract, including any warranty of merchantability, fitness for a particular purpose or future operating condition. Seller represents that, at the time title transfers, Seller has lawful authority to sell and transfer the Goods and, except as disclosed to Buyer in writing, the Goods are free from undisclosed liens, pledges or other encumbrances created by or known to Seller.

8. 仓储 / STORAGE

卖方收到全部合同价款后，买方享有三十个自然日的免费仓储期。自第31个自然日起，对于尚未从仓库提走的每台货物，每个自然日收取20.00美元的仓储费用。每台货物的仓储费用计算至该台货物实际从仓库提走之日止。所有已产生但尚未支付的仓储费用应在相关货物提取前全部结清。在适用法律允许的范围内，卖方和/或仓库有权在相关仓储费用全部结清前暂缓放货。收取仓储费用或货物继续存放于仓库均不影响此前已经完成的交付、货权转移或风险转移。

Following Seller's receipt of the full Contract Price, Buyer shall be entitled to thirty (30) calendar days of free storage. Beginning on the thirty-first (31st) calendar day, storage charges shall accrue at the rate of USD 20.00 per unit per calendar day for each unit remaining at the warehouse. Storage charges for each unit shall continue to accrue until that unit is physically removed from the warehouse. All accrued and unpaid storage charges shall be paid in full prior to release of the applicable Goods. To the extent permitted by applicable law, Seller and/or the warehouse may withhold release of the applicable Goods until all related storage charges have been paid in full. Neither the charging of storage fees nor continued storage of the Goods shall affect or reverse the prior completion of delivery or transfer of title or risk.

9. 仓储期间保险及风险 / INSURANCE DURING STORAGE

货物的风险自卖方收到全部合同价款之时起由买方承担。在货物继续存放于仓库期间，如仓库所维持的任何保险实际适用于本合同项下货物，则买方有权享有就其货物实际获得的保险赔偿利益，但任何保险保障及赔偿均受相关保险单的条款、条件、除外责任、免赔额及赔偿限额约束。卖方不保证仓库保险对任何特定损失提供保险保障，亦不保证保险公司就任何特定损失进行赔付。风险转移后，买方应自行决定并负责购买其认为必要的额外保险。除因卖方欺诈、故意不当行为或重大过失直接造成的损失外，卖方不对风险转移后发生的货物灭失、损坏、盗窃或其他损失承担责任。

Risk relating to the Goods shall be borne by Buyer from the time Seller receives the full Contract Price. To the extent that the Goods are covered under any insurance maintained by the warehouse during continued storage, Buyer shall be entitled to the benefit of any insurance proceeds actually recoverable in respect of the Goods, subject to the terms, conditions, exclusions, deductibles and limits of the applicable insurance policy. Seller does not warrant that warehouse insurance will cover any particular loss or that any insurer will make payment in respect of any particular claim. Following transfer of risk, Buyer shall be solely responsible for determining whether to obtain and for obtaining any additional insurance it considers necessary. Seller shall not be liable for loss of, damage to or theft of the Goods occurring after transfer of risk, except to the extent directly caused by Seller's fraud, willful misconduct or gross negligence.

10. 提货及后续运输 / COLLECTION AND SUBSEQUENT TRANSPORTATION

货权及风险转移后，买方有权自行或指定第三方安排货物提取。除双方另有书面约定外，买方负责货物后续的提货、装卸、运输、出口、进口、报关、保险以及由此产生的所有费用、税费和风险。卖方应在合理范围内配合买方或其指定人员办理货物提取，但买方及其指定人员、承运人应遵守仓库合理的安全、预约及操作要求。

Following transfer of title and risk, Buyer may arrange collection of the Goods itself or through a third party designated by Buyer. Unless otherwise agreed in writing, Buyer shall be responsible for subsequent collection, loading, transportation, export, import, customs clearance and insurance of the Goods and all costs, taxes, duties and risks associated therewith. Seller shall reasonably cooperate in facilitating collection of the Goods by Buyer or Buyer's designated party, subject to the warehouse's reasonable safety, appointment and operating requirements.

11. 买方未付款 / FAILURE BY BUYER TO PAY

除卖方另行书面同意为买方保留货物外，在卖方实际收到全部合同价款前，货物不视为已为买方保留，货物所有权及风险亦不转移至买方。如买方未按照双方约定完成付款，卖方有权暂停或终止本交易，并有权出售或以其他方式处置货物，且不因此对买方承担责任，但双方另有书面约定的除外。

Unless Seller expressly agrees otherwise in writing, the Goods shall not be deemed reserved for Buyer, and no title to or risk in the Goods shall pass to Buyer, until Seller actually receives the full Contract Price. If Buyer fails to make payment as agreed, Seller may suspend or terminate the transaction and may sell or otherwise dispose of the Goods without liability to Buyer, except as otherwise agreed in writing.

12. 卖方收款后的义务 / SELLER'S OBLIGATIONS AFTER PAYMENT

卖方收到全部合同价款并完成货权转移后，不得再次出售、转让、质押或以其他方式处分已经属于买方的货物。卖方应在合理范围内配合买方进行货物识别、提取及后续运输安排。

Following Seller's receipt of the full Contract Price and transfer of title, Seller shall not resell, transfer, pledge or otherwise dispose of the Goods owned by Buyer. Seller shall reasonably cooperate with Buyer in identifying and collecting the Goods and arranging their subsequent transportation.

13. 不可抗力 / FORCE MAJEURE

任何一方因其合理控制范围以外的事件，包括但不限于自然灾害、火灾、洪水、战争、政府行为、禁运、罢工、重大交通中断或其他无法合理预见或避免的事件而无法或延迟履行本合同义务的，在受影响范围内不承担违约责任。任何不可抗力事件均不影响或撤销该事件发生前已经完成的货物所有权或风险转移。

Neither Party shall be liable for any failure or delay in performing its obligations to the extent caused by events beyond its reasonable control, including natural disasters, fire, flood, war, governmental action, embargo, strikes, major transportation disruptions or other events that could not reasonably have been foreseen or avoided. No force majeure event shall affect or reverse any transfer of title or risk completed prior to such event.

14. 适用法律 / GOVERNING LAW

本合同及因本合同引起或与本合同有关的任何非合同义务均受香港特别行政区法律管辖并按其解释。

This Contract and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

15. 争议解决 / DISPUTE RESOLUTION

因本合同引起或与本合同有关的任何争议，包括有关本合同的存在、效力、解释、履行、违反或终止的争议，双方应首先通过友好协商解决。如双方无法通过协商解决争议，该争议应提交香港国际仲裁中心，按照提交仲裁通知时有效的香港国际仲裁中心机构仲裁规则进行最终仲裁。仲裁地为香港，仲裁语言为英文。仲裁裁决为终局，对双方均具有约束力。

Any dispute, controversy, difference or claim arising out of or relating to this Contract, including its existence, validity, interpretation, performance, breach or termination, shall first be resolved through good-faith negotiations between the Parties. If the dispute cannot be resolved through negotiation, it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong, the language of arbitration shall be English, and the arbitral award shall be final and binding upon both Parties.

16. 完整协议及修改 / ENTIRE AGREEMENT AND AMENDMENTS

本合同及其附件构成双方就本合同项下交易达成的完整协议，并取代双方此前就同一事项作出的所有口头或书面沟通、报价或安排。对本合同的任何修改、补充或豁免均应以书面形式作出并经双方授权代表确认。

This Contract and its Annexes constitute the entire agreement between the Parties concerning the transaction and supersede all prior oral or written communications, quotations or arrangements concerning the same subject matter. Any amendment, supplement or waiver of this Contract shall be made in writing and confirmed by authorized representatives of both Parties.

17. 合同文本及效力 / LANGUAGE AND EFFECTIVENESS

本合同以中文及英文书就。如两种文本之间存在任何不一致或解释冲突，以英文文本为准。本合同可采用电子签名、扫描件或电子方式交换的签署页签署，各签署文本均具有与原件相同的效力。

This Contract is executed in Chinese and English. In the event of any inconsistency or conflict in interpretation between the two versions, the English version shall prevail. This Contract may be executed by electronic signature, scanned copy or electronically exchanged signature pages, each of which shall have the same effect as an original.

18. 签署 / SIGNATURES

双方授权代表于本合同首页所载日期签署本合同。

The authorized representatives of the Parties have executed this Contract as of the date first written above.

卖方 / SELLER 香港毅昌投资有限公司 YICHANG HOLDING CO., LTD 授权代表签字或盖章：	买方 / BUYER 浩佳国际贸易有限公司 SUPER INTERNATIONAL TRADING LIMITED 授权代表签字或盖章：
/s/ Company Stamp	/s/ Company Stamp
日期：06/10/2026	日期：06/10/2026